UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 15, 2025

Hydrofarm Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1510 Main Street
Shoemakersville, PA 19555

(Address of Principal Executive
Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990
Former Name or Former Address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2025, Hydrofarm Holdings Group, Inc. (the “Company”) entered into an amendment to the Offer Letter dated February 26, 2020 between the Company and B. John Lindeman, the Company’s Chief Executive Officer, (the “Offer Letter Amendment”) to revise the compensation to be received upon termination including in connection with a change of control. The Offer Letter Amendment stipulates that if Mr. Lindeman’s employment is terminated, the Company will (a) pay Mr. Lindeman, as cash severance, an amount equal to the greater of: (i) $237,500 or (ii) six (6) months of his base salary in effect as of the date of his termination without cause (provided that if his employment termination is due to his resignation in connection with the reduction of his base salary, then the cash severance payment therein will be based upon his base salary rate as of immediately prior to such reduction); and (b) accelerate the vesting of all of Mr. Lindeman’s outstanding equity awards at the time of termination by twelve (12) months of additional vesting.
Additionally, pursuant to the terms of the Offer Letter Amendment, if Mr. Lindeman’s employment is terminated within eighteen (18) months following a Change of Control (as defined in the Company’s 2020 Employee, Director and Consultant Equity Incentive Plan), as an alternative to the severance described above, the Company will: (a) pay Mr. Lindeman, as cash severance, an amount equal to the greater of: (i) $500,000 or (ii) twelve (12) months of his base salary in effect as the date of his involuntary termination without cause occurring within eighteen (18) months following a Change of Control (provided that if his employment termination is due to his resignation in connection with the reduction of his base salary, then the cash severance payment therein will be based upon his base salary rate as of immediately prior to such reduction); (b) pay Mr. Lindeman’s Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums for twelve (12) months at the same level of coverage as in effect at the date of his termination without cause provided that he timely elects such coverage; and (c) accelerate the vesting of all of Mr. Lindeman’s outstanding equity awards at the time of termination by twelve (12) months of additional vesting.
This description is qualified in its entirety by reference to the full text of the Offer Letter Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment to Offer Letter dated April 14, 2025 by and between Hydrofarm Holdings Group, Inc. and B. John Lindeman.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: April 17, 2025	By:	/s/ B. John Lindeman
		Name:	B. John Lindeman
		Title:	Chief Executive Officer
(Principal Executive Officer)